SCHEDULE Y - INFORMATION CONCERNING ACTIVITIES OF INSURER MEMBERS OF A HOLDING COMPANY GROUP
PART 1 – ORGANIZATIONAL CHART



William M. Cameron [2] (WMC)
Lynda L. Cameron [3] (LLC)
Cameron Associates, Inc. 50% WMC; 50% LLC – OK Sole General Partner 73-1533495
Cameron Enterprises A Limited Partnership[1] (CEALP) – OK 73-1267299
CPROP, Inc. 98.4% - OK 73-0684986
Realtec Security Company, Inc. 100% - OK 73-1151231
American Fidelity Group Administrator, Inc. 100% - OK 73-1191065
ORK Investments, LLC 95% - OK 82-3051458
Laser Holdings LLC 100% - OK
BTECH Warehouse, L.L.C. 100% - OK 73-1267299
American Fidelity Corporation 94% - NV 73-0966202
CEALP Real Estate LLC 100% - OK
CamSolutions LLC 100% - OK 85-0867974
CCApt El Reno LLC 100% - OK
CE Investment Management, LLC 100% - OK 83-2659715
Cameron Vault, LLC 100% - OK 85-4227533
Monastery Road LLC 100% - OK
All in Sports & Entertainment, LLC 100% - TX 83-2962386
LAX Partners, LLC[5] 85% - OK 84-4637926
AF Professional Employment Group, LLC 100% - OK 26-2357874
Alcott HR Group, LLC 100% - DE 26-1638437
Alcott HR Management LLC 100% - DE 35-2639837
Alcott HR ASO, LLC 100% - DE 32-0539435
Alcott HR Group I, LLC 100% - DE 46-1641269
Apple Creek Apartments, Inc. 100% - OK 73-1408485
AF Apartments, Inc. 100% - OK 73-1512985
American Fidelity Community Services, Inc. 100% - OK 26-0381859
American Fidelity General Agency, Inc. 100% - OK 73-1352431
American Fidelity Assurance Company (Insurance Company) 100% - OK 73-0714500 NAIC 60410
American Fidelity Securities, Inc. 100% - OK 73-0783902
First Financial Securities of America, Inc. 100% - TX 76-0055292
American Public Life Insurance Company (Insurance Company) 100% - OK 64-0349942 NAIC 60801
Market Place Realty Corp. 100% - OK 73-1160212
Health Services Administration, LLC 100% - OK 20-1805275
Vintage Oakville Cross, LLC 100% - CA
Red Dirt Grapes, LLC 100% - CA
American Fidelity International Holdings, Inc. 100% - OK 73-1421879
American Fidelity Offshore Investments, Ltd. 100% - Bermuda
American Fidelity Int'l (Bermuda) Ltd. 100% - Bermuda
American Fidelity (China), Ltd. 100% - Bermuda
Cameron International Ltd. - (CIL)[4] 85% - Malaysia
Cameron Asia Reinsurance Brokers Ltd. 100% - Malaysia
Cameron Holdings (Thailand) Ltd. - (CHL) 100% - Thailand
Trafalgar International Ltd. 65% - CHL 35% CIL - Thailand
American Fidelity Property Company 100% - OK 73-1290496
5131 Classen LLC 100% - OK
5100 Classen LLC 100% - OK
6303 Portland, LLC 100% - OK
Broadway Tech, LLC 100% - OK
American Fidelity Property Services, LLC 100% - OK 26-0422218
Oklahoma Winery Partners, LLC 100% - OK 27-1517182
26 Brix, LLC[5] 16.02% - CA
Lancet Entertainment, LLC 100% - OK
InvesTrust Wealth Management, LLC 100% - OK 73-1528120
InvesTrust 100% - OK 73-1546867
InvesTrust Consulting, LLC 100% - OK 73-1547246
InvesTrust Retirement Specialists, LLC 100% - OK 73-1590280
American Fidelity Administrative Services, LLC 100% - OK 45-5076454
9000 Broadway Owners Association, LLC 100% - OK
Cameron Ventures LLC 100% - OK 32-0576666
Home Rentals, Inc. 100% - OK 73-1364266
HR Investment Properties, LLC 100% - OK 90-0546920
9000 Broadway LLC 100% - OK
Parkite #10, LLC 100% - OK
200 Britton, LLC 100% - OK
301 Britton, LLC 100% - OK
400 Britton, LLC 100% - OK
82nd Street Development, LLC 100% - OK
9000 Broadway Holding LLC[5] 24% - OK
83rd Street Development, LLC 100% - OK
Fountain View Village Arizona, LLC 100% - OK
Shooting Star 106, LLC 100% - OK

[1] Limited Partners are: CWC 1980 Trusts, LBC 1980 Trusts, JCC 1980 Trusts, WMC/LLC Insurance Trusts, WMC/LLC Trust B – 2nd William M. Cameron Revocable Trust, WMC 2004 Family Trusts, WMC Children Minors Trust, Lynda L. Cameron Revocable Trust, LLC 2005 Family Trusts, Caroline Ikard Revocable Trust, Liza Cameron Revocable Trust

[2] William M. Cameron owns his interest in Cameron Associates through the William M. Cameron Revocable Trust.

[3] Lynda L. Cameron owns her interest in Cameron Associates through the Lynda L. Cameron Revocable Trust.

[4] The remaining 15% interest is owned, directly or indirectly, by an individual who is an officer and/or director of Cameron International.

[5] The remaining interest is owned, directly or indirectly, by individuals who are not affiliated with Cameron Companies.

NOTE: Organizations that are corporations include one of the following: Corporation, Company or Inc.
Organizations that are limited liability companies include LLC.